EXHIBIT (8c)(i)

FUND PARTICIPATION AGREEMENT

AMENDMENT NO. 5

December 31, 2003

THIS AGREEMENT made as of the 17th day of February, 1998, and amended on December 9, 1998, March 15, 1999, April 17, 2000, and September 1, 2001, by and among The Alger American Fund (the "Trust"), an open-end management investment company organized as a Massachusetts business trust, Sun Life Assurance Company of Canada (U.S.), a life insurance company organized as a corporation under the laws of the state of Delaware, Sun Life Insurance and Annuity Company of New York, a life insurance company organized as a corporation under the laws of the State of New York, each of which hereinafter referred to as (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule B, as may be amended from time to time (the "Accounts"), and Fred Alger & Company, Incorporated, a Delaware corporation, the Trust's distributor (the "Distributor").

The parties hereby agree to amend the Participation Agreement as follows:

1. Appendix B is deleted in its entirety and replaced with the following:

Appendix B
Name of Accounts

Sun Life (N.Y.) Variable Account C (Inception Date: October 18, 1985)
Sun Life of Canada (U.S.) Variable Account F (Inception Date: July 13, 1989)
Sun Life of Canada (U.S.) Variable Account I (Inception Date: December 1, 1998)
Sun Life of Canada (U.S.) Variable Account G (Inception Date: July 25, 1996)
Keyport Variable Account A (Inception Date: January 30, 1996)

Name of Contracts

Variable Account C
Futurity - NY Variable and Fixed Annuity Contract
Futurity Accolade NY Variable and Fixed Annuity Contract

Variable Account F
Futurity Variable and Fixed Annuity Contract
Futurity II Variable and Fixed Annuity Contract
Futurity III Variable and Fixed Annuity Contract
Futurity Focus Variable and Fixed Annuity Contract
Futurity Focus II Variable and Fixed Annuity Contract
Futurity Accolade Variable and Fixed Annuity Contract
Futurity Select Four Variable and Fixed Annuity Contract

Variable Account I
Futurity Variable Universal Life Insurance Policies
Futurity Survivorship Variable Universal Life Insurance Policies
Futurity Survivorship II Variable Universal Life Insurance Policies
Futurity Protector Variable Universal Life Insurance Policies
Futurity Accumulator Variable Universal Life Insurance Policies

Variable Account G
Futurity Corporate Variable Universal Life Insurance Policies

Keyport Variable Account A
Keyport Advisor Variable Annuity Contract
Keyport Advisor Charter Variable Contract

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers signing below.

Effective Date: October 31, 2003
FRED ALGER & COMPANY INCORPORATED

By: _______________________________
Name:
Title:

THE ALGER AMERICAN FUND

By: _______________________________
Name:
Title:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By: ________________________________________
Name: Philip K. Polkinghorn
Title: Vice President, Annuities Division

By: ________________________________________
Name: Edward M. Shea
Title: Assistant Vice President & Senior Counsel

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By: _______________________________________
Name: Philip K. Polkinghorn
Title: Vice President, Annuities

By: _______________________________________
Name: Edward M. Shea
Title: Assistant Vice President & Senior Counsel